pmi                                                  NEWS RELEASE
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         THE PMI GROUP, INC.          INVESTOR CONTACT:  Mark C. Berkowitz
         601 Montgomery Street                              (415) 291-6238
         San Francisco, CA  94111                            John Lorenzen
                                                            (415) 291-6222



         FOR IMMEDIATE RELEASE:


                                THE PMI GROUP, INC.
                           ADOPTS SHAREHOLDER RIGHTS PLAN

              SAN FRANCISCO, JANUARY 13, 1998 - The PMI Group, Inc.

         (NYSE:PMA), the Company, today announced that its Board of Direc-

         tors approved the adoption of a Shareholder Rights Plan. The Plan is designed to protect shareholders' interests in the event of an unfair and coercive takeover attempt.  The Plan was not adopted in response to any effort to acquire control of the Company, nor is the Board of Directors aware of any such effort. The Board of

         Directors remains committed to enhancing and protecting the long-

         term value of the shareholders' investment in the Company.

              Under the Plan, all shareholders of record as of January 26,

         1998 will receive rights to purchase shares of a new series of

         Preferred Stock on the basis of one right for each share of Com-

         mon Stock held on that date.  However, rights issued under the

         Plan will not be exercisable initially.  They will trade with the

         Company's Common Stock and no certificates will be issued until certain triggering events occur.  The creation of the right is not a taxable event for the Company's shareholders.







              The Plan has a 10-year term from the Record Date, but the

         Board of Directors will review the merits of redeeming or con-

         tinuing the Plan not less than once every three years.  Rights issued under the Plan will be exercisable only if a person or group acquires 10 percent or more of the Company's Common Stock or announces a tender offer for 10 percent or more of the Common

         Stock.  If a person or group acquires 10 percent or more of the

         Company's Common Stock, all rightholders except the buyer will be entitled to acquire the Company's Common Stock at a discount and/

         or under certain circumstances to purchase shares of the acquir-

         ing company at a discount.  The Plan contains an exception that would allow passive institutional investors to acquire up to a 15 percent ownership interest before the rights would become exer-

         cisable.  The Plan also excludes The Allstate Corporation (All-

         state), which presently owns approximately 30% of the Company's outstanding shares, from the definition of an Acquiring Person,

         pending such time as Allstate distributes or otherwise transfers such ownership interest.  Allstate's shares are held subject to the terms of the Allstate Exchangeable Notes which mature on

         April 15, 1998.

              The PMI Group, Inc. is headquartered in San Francisco and

         through its subsidiary, PMI Mortgage Insurance Co., is the third largest private mortgage insurer in the United States based on

         1996 year-end insurance in force of $77.3 billion.  In addition to private mortgage insurance, The PMI Group, Inc., through its







         subsidiaries, is a leader in risk management technology, provid-

         ing various products and services for the home mortgage finance industry, as well as title insurance.  This release can be ac-

         cessed through the World Wide Web at http:\\www.pmigroup.comor, a fax of this release can be obtained by dialing 800-758-5804, en-

         tering The PMI Group, Inc. company code no. 706963 when prompted,

         and following the automated prompts.



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